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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 22, 1999

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                          ORBITAL SCIENCES CORPORATION

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
        DELAWARE                     0-18287                  06-1209561
(State of incorporation)    (Commission File Number)     (I.R.S. Employer I.D.
                                                                 No.)
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                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                (703) 406-5000
                        (Address and telephone number
                         of principal executive offices)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On April 22, 1999, Orbital Sciences Corporation (the "Company"), at the direction of the Audit and Finance Committee of the Board of Directors, notified KPMG LLP ("KPMG") that the Company had determined to change auditors. The Company has selected a major international independent auditing firm, subject to the firm's completion of its pre-acceptance procedures, to audit the Company's consolidated financial statements for the year ending December 31, 1999 and to consult with the Company with respect to its quarterly financial statements. The Company's prior year end consolidated financial statements were audited by KPMG. The Company has not restricted KPMG from responding fully to the inquiries of the successor auditor with respect to any matters.

      KPMG's report on the consolidated financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report.

      In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 1998, KPMG proposed adjustments to the Company's previously issued quarterly financial statements for the first three quarters of 1998 and to the results for the fourth quarter as initially prepared by the Company. The proposed adjustments were based on KPMG's interpretation of specific accounting standards. While the Company believed that its own interpretation and application of accounting standards had been reasonable under the circumstances, after discussion with KPMG and the Audit and Finance Committee, the Company determined to restate its previously issued quarterly financial statements in the manner recommended by KPMG and as more fully described in the Company's Forms 10-Q/A for each of the fiscal quarters ended March 31, June 30 and September 30, 1998. The Company also agreed to adjust the results for the fourth quarter primarily with respect to long-term contract accounting and equity method accounting in the manner recommended by KPMG.

      Subject to the foregoing, for the year ended December 31, 1998, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report.

      On April 14, 1999, KPMG advised the Company by letter that KPMG believed that there were material weaknesses in the Company's system of internal controls relating to the manner of recording adjustments to financial information submitted by subsidiaries and operating divisions of the Company. In particular, KPMG cited:

- adjustments made in the first and second quarters of 1998 to capitalize certain product enhancement costs at the Company's subsidiary, Magellan Corporation, which appeared to KPMG to have been made outside Magellan's system of internal accounting controls and
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   which were not recorded in its general ledger and were not included in closing consolidating entries for such quarters;

- an adjustment made in the third quarter of 1998 to increase revenue recognized pursuant to a contract at the Company's subsidiary, MacDonald, Dettwiler and Associates Ltd., which was not reflected in its general ledger and not included in closing consolidating entries for the third quarter; and

- corporate adjustments made in closing consolidating entries to certain long-term contract accounting at the Company's operating divisions, which had the effect of increasing revenues and profits on some of these contracts and which KPMG believed did not properly consider all the information used by the operating divisions.

In its letter, KPMG further advised the Company that KPMG's report on the Company's 1998 consolidated financial statements was not affected by the material weakness conditions that it believes existed, and that KPMG considered such material weaknesses in determining the nature, timing and extent of its audit tests.

      Prior to the receipt of KPMG's letter, the Company and the Audit and Finance Committee had discussions with KPMG indicating disagreement with KPMG's conclusions and had expressed to KPMG the Company's view that the adjustments in question were properly recorded by the Company after appropriate consultation with the subsidiaries and operating divisions involved.

      The Company has requested KPMG to issue a letter to the SEC stating whether it agrees with the above statements. The Company will file such letter as an amendment to this Current Report on Form 8-K.

      The Company has been informed that the auditor-client relationship between the Company's affiliates, ORBCOMM Global, L.P. and Orbital Imaging Corporation, and KPMG has also been terminated, and that such affiliates expect to file Forms 8-K with respect to the terminations.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ORBITAL SCIENCES CORPORATION


Date:  April 28, 1999               By:   /s/ Jeffrey V. Pirone
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                                         Jeffrey V. Pirone
                                         Executive Vice President and
                                            Chief Financial Officer



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